Exhibit 21

SUBSIDIARIES OF REGISTRANT
As of February 20, 2015

Subsidiary	State of Incorporation

Mid-State Capital, LLC	Delaware
Walter Investment Holding Company LLC	Delaware
Hanover SPCA, Inc.	Delaware
Marix Servicing, LLC	Delaware
Green Tree Credit Solutions LLC	Delaware
Green Tree Asset Acquisition LLC	Delaware
Green Tree Investment Holdings III LLC	Delaware
Green Tree Investment Holdings II LLC	Delaware
Green Tree Investment Management LLC	Delaware
Green Tree Insurance Agency, Inc.	Minnesota
Green Tree Insurance Agency of Nevada, Inc.	Nevada
Green Tree Insurance Agency Reinsurance Limited	Turks and Caicos islands
Landmark Asset Receivables Management LLC	Delaware
Green Tree CL LLC	Delaware
Green Tree HE/HI Corp.	Delaware
Green Tree HE/HI LLC	Delaware
Green Tree MH Corp.	Delaware
Green Tree MH LLC	Delaware
Green Tree Licensing LLC	Delaware
Green Tree Servicing Corp.	Delaware
Green Tree Servicing LLC	Delaware
Green Tree Advance Receivables II LLC	Delaware
Green Tree Advance Receivables III LLC	Delaware
Green Tree Agency Advance Funding Trust I	Delaware
Green Tree Loan Company	Minnesota
Green Tree Credit LLC	New York
Green Tree SerVertis Acquisition LLC	Delaware
Green Tree SerVertis GP LLC	Delaware
WIMC Real Estate investment LLC	Delaware
Walter Reverse Acquisition LLC	Delaware
Reverse Mortgage Solutions, Inc.	Delaware
REO Management Solutions, LLC	Delaware
Mortgage Asset Systems, LLC	Delaware
Mortgage Consultants of America Corporation	Texas
DT Holdings LLC	Delaware
Ditech Mortgage Corp.	California
2013 WCO Holdings Corp	Maryland